UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20459

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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ON-AIR IMPACT, INC.

(Name of Registrant as Specified In Charter)

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ON-AIR IMPACT, INC.

130 Maple Avenue, Suite 6D

Red Bank, NJ 07701

Dear Stockholders:

The enclosed Information Statement is being furnished to you as a holder of common stock, par value $0.0001 (“Common Stock”), of On-Air Impact, Inc., a Nevada corporation, to inform you of: (i) the approval on January 15, 2013 of resolutions by our Board of Directors (the “Board”) authorizing an amendment to our Articles of Incorporation (“Distribution Amendment”) to permit us to make distributions to our stockholders, including distributions by purchase or redemption, to the fullest extent permitted by Nevada law, for the purpose of cashing out stockholders who, as a result of the Reverse Split (as defined below), hold solely fractional shares of our Common Stock and (ii) the approval on January 15, 2013 of resolutions by our Board authorizing an amendment to our Articles of Incorporation (“Reverse Split Amendment”) to effectuate a 1-for-2,100 reverse split (the “Reverse Split”) of our issued and outstanding shares of Common Stock and (ii) our receipt of written consents dated January 15, 2013 approving the Distribution Amendment and Reverse Stock Split Amendment by stockholders holding approximately 70.7% of the voting power of all of our stockholders entitled to vote on the matter as of such dates. The resolutions adopted by the Board and the written consents of the stockholders give us the authority to file the Distribution Amendment and Reverse Stock Split Amendment with the Nevada Secretary of State, which we plan to do on or about the 20th calendar day following the date the Information Statement is first mailed to our stockholders. If the Reverse Split is effected by the Board, as described in more detail in the Information Statement, those holders who, as a result of the Reverse Split, would hold solely fractional shares of our Common Stock will, in lieu thereof, receive cash payments equal to $0.20 per one pre-Reverse Split share and those holders will no longer be stockholders of On-Air Impact, Inc. Immediately following the Reverse Split we will effectuate a 2,100-for-1 forward split (together with the Reverse Split, the “Reverse/Forward Stock Split”) of our then issued and outstanding shares of Common Stock.

Based on information available to us, the Reverse/Forward Stock Split will reduce the number of holders of record of our Common Stock. The Board may abandon the Reverse/Forward Stock Split in its sole discretion.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Information Statement is dated ____________________, 2013 and is first being mailed to our stockholders on or about _____________________, 2013.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

All necessary corporate approvals in connection with the Reverse/Forward Stock Split have been obtained. The Information Statement is being furnished to all of our stockholders pursuant to Section 14(c) of the Exchange Act, the rules promulgated thereunder and the applicable provisions of the Nevada Revised Statutes, solely for the purpose of informing stockholders of the Reverse/Forward Stock Split before it takes effect.

The Information Statement shall serve as notice to our stockholders who did not consent to action of our stockholders taken without a meeting, pursuant to Section 92A.410 of the Nevada Revised Statutes.

Sincerely,

/s/ Dorothy Whitehouse

Dorothy Whitehouse
Chief Executive Officer and President

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ON-AIR IMPACT, INC.

130 Maple Avenue, Suite 6D

Red Bank, NJ 07701

INFORMATION STATEMENT

This Information Statement is being furnished to you as a holder of common stock, par value $0.0001 (“Common Stock”), of On-Air Impact, Inc., a Nevada corporation, to inform you of: (i) the approval on January 15, 2013 of resolutions by our Board of Directors (the “Board”) authorizing an amendment to our Articles of Incorporation (“Distribution Amendment”) to permit us to make distributions to our stockholders, including distributions by purchase or redemption, to the fullest extent permitted by Nevada law, for the purpose of cashing out stockholders who, as a result of the Reverse Split (as defined below), hold solely fractional shares of our Common Stock and (ii) the approval on January 15, 2013 of resolutions by our Board authorizing an amendment to our Articles of Incorporation (“Reverse Split Amendment”) to effectuate a 1-for-2,100 reverse split (the “Reverse Split”) of our issued and outstanding shares of Common Stock and (ii) our receipt of written consents dated January 15, 2013 approving the Distribution Amendment and Reverse Stock Split Amendment by stockholders holding approximately 70.7% of the voting power of all of our stockholders entitled to vote on the matter as of such dates. The resolutions adopted by the Board and the written consents of the stockholders give us the authority to file the Distribution Amendment and Reverse Stock Split Amendment with the Nevada Secretary of State, which we plan to do on or about the 20th calendar day following the date the Information Statement is first mailed to our stockholders. If the Reverse Split is effected by the Board, as described in more detail in the Information Statement, those holders who, as a result of the Reverse Split, would hold solely fractional shares of our Common Stock will, in lieu thereof, receive cash payments equal to $0.20 per one pre-Reverse Split share and those holders will no longer be stockholders of On-Air Impact, Inc. Immediately following the Reverse Split we will effectuate a 2,100-for-1 forward split (together with the Reverse Split, the “Reverse/Forward Stock Split”) of our then issued and outstanding shares of Common Stock.

Based on information available to us, the Reverse/Forward Stock Split will reduce the number of holders of record of our Common Stock. The Board may abandon the Reverse/Forward Stock Split in its sole discretion.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is dated _______________, 2013 and is first being mailed to our stockholders on or about _______________, 2013.

NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

All necessary corporate approvals in connection with the Reverse/Forward Stock Split have been obtained. This Information Statement is being furnished to all of our stockholders pursuant to Section 14(c) of the Exchange Act, the rules promulgated thereunder and the applicable provisions of the Nevada Revised Statutes, solely for the purpose of informing stockholders of the Reverse/Forward Stock Split before it takes effect.

This Information Statement shall serve as notice to our stockholders who did not consent to action of our stockholders taken without a meeting, pursuant to Section 92A.410 of the Nevada Revised Statutes.

The Reverse/Forward Stock Split is comprised of the Reverse Split pursuant to which each 2,100 shares of Common Stock registered in the name of a stockholder immediately prior to the effective time of the Reverse Split will be converted into one share of Common Stock, followed immediately by the Forward Split, pursuant to which each share of Common Stock outstanding upon consummation of the Reverse Split will be converted into 2,100 shares of Common Stock. Interests in fractional shares owned by stockholders owning fewer than 2,100 shares of Common Stock, whose shares of Common Stock would be converted into less than one share in the Reverse Split, will instead be converted into the right to receive a cash payment of $0.20 per pre-Reverse-Split share owned by such stockholders. However, if a registered stockholder holds 2,100 or more shares of Common Stock in its account immediately prior to the effective time of the Reverse Split, any fractional share in such account resulting from the Reverse Split will not be cashed out and the total number of shares held by such holder will not change as a result of the Reverse/Forward Stock Split.

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We intend for the Reverse/Forward Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees. A stockholder holding fewer than 2,100 shares of Common Stock in street name who wants to receive cash in the Reverse/Forward Stock Split should instruct its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name in a timely manner and in any event prior to the effective date of the Reverse Split Amendment (“Effective Date”), which is expected to be on or about the 20th calendar day following the date this Information Statement is first mailed to our stockholders, to ensure that such stockholder will be considered a holder of record prior to the Effective Date. A stockholder holding fewer than 2,100 shares of Common Stock in street name through a nominee who does not transfer shares into a record account prior to the Effective Date may not have its shares cashed out in connection with the Reverse/Forward Stock Split. For instance, a stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 2,100 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions prior to the Effective Date to our designated exchange agent (the “Exchange Agent”). Stockholders may continue to sell their shares of the Common Stock on the OTC Bulletin Board until the Effective Date.

As soon as practicable after the Effective Date, stockholders with stock certificates representing rights to receive cash payments will be notified and asked to surrender their stock certificates to our Exchange Agent. The Exchange Agent will remit a cash payment to a stockholder following receipt of the stockholder’s stock certificates. In the event we are unable to locate certain stockholders or if a stockholder fails properly to return its stock certificate to the Exchange Agent, any funds payable to such holders pursuant to the Reverse/Forward Stock Split will be held until a proper claim is made, subject to applicable abandoned property laws.

SUMMARY OF TERMS OF REVERSE/FORWARD STOCK SPLIT

The following is a summary of the material terms of the Reverse/Forward Stock Split:

■	The Board has authorized the Distribution Amendment and the Reverse Split Amendment as well as an amendment to our Articles of Incorporation for the Forward Split (together with the Reverse Split Amendment, the “Reverse/Forward Split Amendments”), to effectuate a 1-for-2,100 Reverse Split of our Common Stock, followed immediately by a 2,100-for-1 Forward Split of our Common Stock. The Distribution Amendment and Reverse Split Amendment are attached as APPENDIX A and APPENDIX B, respectively, to this Information Statement. Our Board intends to implement the Reverse/Forward Stock Split by filing the Distribution Amendment and Reverse/Forward Stock Split Amendments with the Nevada Secretary of State on the Effective Date, which is expected to be on or about the 20th calendar day following the date this Information Statement is first mailed to our stockholders. Our Board may, however, abandon the Reverse Split in its sole discretion. See also the information under the caption “Description of the Reverse/Forward Stock Split” in this Information Statement.

■	Upon effectiveness of the Reverse/Forward Stock Split, if you hold at least 2,100 shares of our Common Stock, the number of shares of Common Stock that you hold will not change, and you will not receive any cash payments. You will not need to take any action, including exchanging or returning any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates. See also the information under the caption “Description of the Reverse/Forward Stock Split” in this Information Statement.

■	Upon effectiveness of the Reverse/Forward Stock Split, if you hold fewer than 2,100 shares of our Common Stock, you will receive a cash payment of $0.20 per pre-Reverse Split share. As soon as practicable after the Effective Date, you will be notified and asked to surrender your stock certificates to the Exchange Agent. The Exchange Agent will remit your cash payment following receipt of your stock certificates. See also the information under the caption “Description of the Reverse/Forward Stock Split” in this Information Statement.

■	Our Board has determined that the Reverse/Forward Stock Split is fair and in the best interests of all of our unaffiliated stockholders, including those stockholders owning shares to be cashed out under the Reverse/Forward Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split. See also the information under the captions “Fairness of the Reverse/Forward Stock Split” and “Factors Considered to Determine Fairness” in this Information Statement.

■	Under Nevada law, the Reverse Split requires approval by our stockholders. We must also obtain stockholder approval to amend our Articles of Incorporation to purchase Common Stock from our stockholders who, a result of the Reverse Split, would otherwise hold solely fractional shares of Common Stock. We have obtained the written consent of stockholders holding approximately 70.7% of the voting power of all of our stockholders entitled to vote on the matter.

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■	Other than the Common Stock, we do not have any other securities outstanding other than 4,000,000 shares of Series A Preferred Stock. The holders of the Series A Preferred Stock may elect to convert their shares at any time and from time to time in their sole discretion. Each share of Series A Preferred Stock is convertible for 20 shares of Common Stock of the Company; provided, however, that the holder is prohibited from converting such number of shares of Series A Preferred Stock that would result in the stockholder beneficially owning more than 9.9% of the Common Stock of the Company. The Reverse/Forward Stock Split will not affect our Series A Preferred Stock and holders of our Series A Preferred Stock will, following the Reverse/Forward Stock Split, continue to hold Series A Preferred Stock convertible for the same number of shares of Common Stock and containing the same other terms as they currently do.

■	For those stockholders who receive a cash payment in connection with the Reverse/Forward Stock Split and cease to hold, either directly or indirectly, shares of post-split Common Stock, you will need to recognize a gain or loss for federal income tax purposes for the difference between the amount of cash received and the aggregate tax basis in your shares of Common Stock. For those stockholders that retain Common Stock following the Reverse/Forward Stock Split, you will not recognize any gain or loss for federal income tax purposes. See also the information under the caption “Special Factors – Federal Income Tax Consequences of the Reverse Forward Stock Split” in this Information Statement. You are urged to consult with your own tax advisor regarding the tax consequences of the Reverse/Forward Stock Split in light of your own particular circumstances.

■	Under Nevada law, stockholders who would be cashed-out in the Reverse Split are entitled to dissent and may elect to have us purchase pre-Reverse Split shares that would become fractional shares as a result of the Reverse Split for a cash price that is equal to the “fair value” of those shares, as determined in a judicial proceeding in accordance with the provisions of Chapter 92A of the Nevada Revised Statutes. See also the information under the caption “Other Considerations Regarding the Reverse/Forward Stock Split – Appraisal Rights” in this Information Statement.

QUESTIONS AND ANSWERS ABOUT THE REVERSE/FORWARD STOCK SPLIT

Why is the Board approving the Distribution Amendment?

The purpose of the Distribution Amendment is to allow us to purchase the shares of those holders who, as a result of the Reverse Split, would hold solely fractional shares of our Common Stock. Those holders will, in lieu of fractional shares of our Common Stock, receive cash payments equal to $0.20 per one pre-Reverse Split share and those holders will no longer be stockholders of On-Air Impact, Inc.

Section 78.288 of the Nevada Revised Statutes provides, in part, that except as otherwise specifically allowed by a company’s articles of incorporation, a company is prohibited from making distributions to stockholders if the company’s total assets are less than the sum of its total liabilities plus the amount that would be needed, if the company were to be dissolved at the time of the distribution, to satisfy any rights of stockholders who, upon dissolution, have preferential rights superior to those who are to receive the distribution.

We believe that, because of our financial condition, the planned payments to those holders who, as a result of the Reverse Split, would hold solely fractional shares of our Common Stock would be prohibited by Section 78.288 of the Nevada Revised Statutes absent an amendment to our Articles of Incorporation permitting such payments. Accordingly, without the Distribution Amendment, we may be in violation of Section 78.288 of the Nevada Revised Statutes if we effectuated the Reverse Split as contemplated.

We have no plans to make any distributions except those discussed in this Information Statement in connection with the Reverse Split.

What are the interests of our directors and executive officers in the Reverse/Forward Stock Split?

As a result of the Reverse/Forward Stock Split, our directors and executive officers, collectively, will beneficially own a percentage of the shares of Common Stock issued and outstanding greater than the percentage that those directors and executive officers owned prior to the Reverse/Forward Stock Split.

How will I be affected if I own fewer than 2,100 shares of Common Stock?

Upon effectiveness of the Reverse/Forward Stock Split, if you hold fewer than 2,100 shares of Common Stock, you will receive a cash payment of $0.20 per pre-Reverse Split share. As soon as practicable after the effective date of the Reverse Split, you will be notified and asked to surrender your stock certificates to our Exchange Agent. The Exchange Agent will remit your cash payment following receipt of your stock certificates.

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How will I be affected if I own 2,100 or more shares of Common Stock?

Upon effectiveness of the Reverse/Forward Stock Split, if you hold at least 2,100 shares of Common Stock, the number of shares of Common Stock that you hold will not change, and you will not receive any cash payments. You will not need to take any action, including exchanging or returning any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates.

Will I be entitled to appraisal rights if I object to the Reverse Split?

Yes. See the information under the captions “Summary Term Sheet” and “Other Considerations Regarding the Reverse Forward Stock Split − Appraisal Rights” in this Information Statement.

FORWARD LOOKING STATEMENTS

This Information Statement contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project” and similar expressions identify forward-looking statements, which speak only as of the date of this Information Statement. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those made in, contemplated by, or underlying the forward-looking statements. For these reasons, you should not place undue reliance on any forward-looking statements included in this Information Statement.

Potential Disadvantages of the Reverse/Forward Stock Split

Stockholders owning fewer than 2,100 shares of Common Stock immediately prior to the Effective Date will, after giving effect to the Reverse/Forward Stock Split, no longer have any equity interest in On-Air Impact, Inc. and therefore will not participate in our future earnings or growth, if any. It will not be possible for cashed out stockholders to re-acquire an equity interest in On-Air Impact, Inc. unless they purchase an interest from a remaining stockholder.

The Reverse/Forward Stock Split will require stockholders who own fewer than 2,100 shares of Common Stock to involuntarily surrender their shares for cash. These stockholders will not have the ability to continue to hold their shares. The ownership interest of these stockholders will be terminated as a result of the Reverse/Forward Stock Split, but the Board has concluded that the completion of the Reverse/Forward Stock Split overall will benefit these stockholders because of, among other reasons, the liquidity provided to them by the Reverse/Forward Stock Split at a price determined by the Board to be fair to these stockholders.

Fairness of the Reverse/Forward Stock Split

The Board believes that the Reverse/Forward Stock Split is both substantively and procedurally fair to our unaffiliated stockholders, including those stockholders being cashed out and those who will retain an equity interest in On-Air Impact, Inc. subsequent to the consummation of the transaction.

The Board is comprised of two members, both of whom approved the Reverse/Forward Stock Split. We neither requested nor received any report, opinion or appraisal from an outside adviser in connection with the Reverse/Forward Stock Split. The Board did not believe it was necessary or advisable to seek a fairness opinion or retain an independent financial advisor because costs and time that would be consumed in doing so would exceed the benefits of a fairness opinion or financial advisor due to the relatively low total value of the fractional interests to be cashed out.

The Board did not create a special committee of the Board to approve the Reverse/Forward Stock Split because the Board consists solely of two directors, neither of whom is independent. Creating a special committee by appointing or electing one or more new directors and retaining independent counsel for such a committee would significantly increase the cost of the Reverse/Forward Stock Split and would likely take significant additional time. Moreover, the Board believes that attracting one or more new qualified directors to approve the Reverse/Forward Stock Split would be exceedingly difficult and time consuming given the financial condition and current status of On-Air Impact, Inc.

The Board also did not retain an unaffiliated representative to act solely on behalf of the unaffiliated stockholders. Retaining an unaffiliated representative on behalf of the unaffiliated stockholders would be an added expense of the Reverse/Forward Stock Split and would not affect the outcome of the transaction because a majority vote of the unaffiliated stockholders is not required under applicable law.

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For the reasons cited above, the Board concluded that a fairness opinion, a special committee of the Board and an unaffiliated representative retained to act solely on behalf of the unaffiliated stockholders were not necessary or advisable to ensure that the Reverse/Forward Stock Split is substantively and procedurally fair to our unaffiliated stockholders, including those stockholders being cashed out and those who will retain an equity interest in On-Air Impact, Inc. subsequent to the consummation of the transaction.

In reaching this conclusion, the Board determined that the ability of unaffiliated stockholders to decide whether or not to remain stockholders following the Reverse/Forward Stock Split by increasing their holdings of our Common Stock to at least 2,100 shares or decreasing their holdings of our Common Stock to less than 2,100 shares prior to the Effective Date afforded protection to unaffiliated stockholders, including those stockholders being cashed out and those who will retain an equity interest in On-Air Impact, Inc. subsequent to the consummation of the transaction. The Board noted that stockholders seeking to either increase or decrease their holdings prior to the Reverse/Forward Stock Split may be unable to do so at a price they are willing to pay or accept due to the limited trading volume in our Common Stock.

The Board also noted that in determining procedural fairness, it complied and intends to comply with all of the requirements of Nevada law, including the provision of appraisal rights to objecting stockholders who are to be cashed out in the Reverse/Forward Stock Split.

Factors Considered to Determine Fairness

The Board considered a number of factors in determining the fairness of the Reverse/Forward Stock Split prior to its approval of the transaction, which factors are applicable to both unaffiliated stockholders who will remain our stockholders after the transaction and unaffiliated stockholders who will be cashed out, except for the factors with respect to savings in operating costs, the liquidity of our Common Stock and the ability to participate in our earnings and growth, if any, subsequent to the effectiveness of the Reverse/Forward Stock Split. The factors considered by the Board include the following:

■	Fairness of Price. The Board believes that the price which will be received by stockholders in lieu of fractional shares of Common Stock is fair from a financial point of view to our unaffiliated stockholders. Our Common Stock has been quoted for trading on the OTC Bulletin Board under the symbol, “OAIR.” However, other than 2,000 shares which traded on March 8, 2012, there has been no trading in our Common Stock. We have not generated any revenues since our formation in May 2010 and have suffered losses since such date and our auditors have deemed us a “going concern”. Our Board believes that $0.20 per pre-Reverse Split to be fair in light of illiquidity of the Company’s Common Stock and due to the fact that the Company has not generated revenues since its formation, has historically suffered losses and is a “going concern.”

■	Fairness of Process to Determine Price. The Board believes that the process that it employed to determine the price which will be received by the stockholders in lieu of fractional shares of Common Stock was substantively and procedurally fair because the Board considered the current and historical market prices of our Common Stock and the net book value and liquidation value of On-Air Impact, Inc. to holders of our Common Stock. In addition, the Board complied and intends to comply with all of the requirements of Nevada law, including the provision of appraisal rights to objecting stockholders.

■	Cashed Out Stockholders. One of the negative aspects of the transaction is the inability of those stockholders who are cashed out to maintain an interest in our future earnings, growth and progress, if any, with current holdings. The Board believes that this factor is outweighed by the ability of any stockholder who wishes to remain a stockholder to increase its holdings to at least 2,100 shares of our Common Stock prior to the Reverse/Forward Stock Split by purchasing shares on the open market prior to the Effective Date, subject to the effects, if any, of the limited trading volumes in our Common Stock.

■	Stockholder Alternatives. The Board believes that another factor to support the fairness of the Reverse/Forward Stock Split is that any stockholder who wishes to remain a stockholder following the Reverse Split may increase its holdings of our Common Stock to at least 2,100 shares prior to the Effective Date. Alternatively, any stockholder who wishes not to remain a stockholder following the Reverse Split may decrease its holdings of Common Stock to less than 2,100 shares prior to the Effective Date. The Board noted that stockholders seeking to either increase or decrease their holdings prior to the Reverse/Forward Stock Split may be unable to do so at a price they are willing to pay or accept due to the limited trading volume in our Common Stock.

After considering all of these factors, the Board concluded that, as a whole, the transaction is substantively fair to our unaffiliated stockholders, whether they would remain our stockholders or not, as the potential benefit of the transaction to us and our unaffiliated stockholders clearly outweighed the potential detriments and because our affiliated and unaffiliated stockholders will receive equal treatment and face the same detriments throughout and subsequent to the transaction. The board did not receive any report, opinion or appraisal from any outside party in considering the Reverse/Forward Stock Split.

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In reviewing the Reverse/Forward Stock Split and determining whether it is fair to and in the best interests of our stockholders, the Board analyzed the factors set forth above, consulted with certain members of our management and consulted with legal counsel.

As noted above, the Board did not believe it was necessary to seek a fairness opinion or retain an independent financial advisor because the costs and time that would be consumed in retaining a financial advisor would exceed the benefits of a fairness opinion or financial advisor due to the relatively low total value of the fractional interests to be cashed out.

The discussion of the information and factors set forth above and considered by the Board in making its decision is not intended to be exhaustive, but includes the material factors considered by the Board. In view of the wide variety of factors considered in connection with the evaluation of the transaction, neither the Board nor individual directors found it useful to, nor did either it or they attempt to, quantify, rank or otherwise assign relative weight to the factors set forth above. In addition, individual members of the Board may have given different weight to different factors.

Federal Income Tax Consequences of the Reverse/Forward Stock Split

The following is a summary of the material United States federal income tax consequences of the Reverse/Forward Stock Split to a United States holder of our Common Stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse/Forward Stock Split, whether or not any such transactions are undertaken in connection with the Reverse/Forward Stock Split. This summary applies only to stockholders who hold our Common Stock as a capital asset. In addition, this discussion does not address tax considerations applicable to a stockholder’s particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	persons subject to the alternative minimum tax;

●	tax-exempt organizations;

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons other than United States Holders (as defined below);

●	certain former citizens or long-term residents of the United States;

●	persons who own our Common Stock in multiple brokerage accounts;

●	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or

●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership holds our Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships which hold our Common Stock and partners in such partnerships should consult their tax advisors.

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As used herein, a United States Holder is a beneficial owner of shares of Common Stock who or that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

On-Air Impact, Inc.

We believe that the Reverse/Forward Stock Split will constitute a reorganization as described in Section 368(a)(1)(E) of the Code. Accordingly, we will not recognize taxable income, gain or loss in connection with the Reverse/Forward Stock Split.

The Stockholders

The federal income tax consequences of the Reverse/Forward Stock Split for our stockholders will differ depending on the number of shares of pre-Reverse Split Common Stock owned and, in some cases, constructively owned by such stockholders. As set forth in more detail below, stockholders who own at least 2,100 shares of pre-Reverse Split Common Stock will retain their shares and will not recognize any gain, loss or dividend income as a result of the Reverse/Forward Stock Split. Stockholders who own fewer than 2,100 shares of pre-Reverse Split Common Stock will receive cash, the treatment of which will depend on whether the constructive ownership rules described below are applicable. If such constructive ownership rules do not apply, a stockholder who owns fewer than 2,100 shares of pre-Reverse Split Common Stock generally will recognize gain or loss upon the sale or exchange of the pre-Reverse Split Common Stock. If such constructive ownership rules apply, the stockholder may be required to treat any cash received as a dividend distribution rather than as gain or loss from a sale or exchange, as more fully described below. The differences in tax consequences to the stockholders do not depend on whether a stockholder is one of our affiliates, has voted to approve the Reverse/Forward Stock Split or is an unaffiliated stockholder. With respect to On-Air Impact, Inc.., as described above, we will not recognize any income, gain or loss in connection with the Reverse/Forward Stock Split. Neither the differences in tax consequences between stockholders who hold at least 2,100 shares of pre-Reverse Split Common Stock and stockholders who own fewer than 2,100 shares of pre-Reverse Split Common Stock nor the differences in tax consequences between the stockholders and us were reasons for us to undertake the Reverse/Forward Stock Split in this form at this time.

Stockholders Who Receive Shares of Post-Split Common Stock

A stockholder who retains shares of post-split Common Stock in the Reverse/Forward Stock Split (i.e., a stockholder who owns at least 2,100 shares of pre-Reverse Split Common Stock) will not recognize gain or loss or dividend income as a result of the Reverse/Forward Stock Split, and the tax basis (as adjusted for the Reverse/Forward Stock Split) and holding period of such stockholder in shares of pre-Reverse Split Common Stock will carry over as the tax basis and holding period of such stockholder’s shares of post-split Common Stock.

Stockholders Who Receive Cash

A stockholder who receives cash in the Reverse/Forward Stock Split (i.e., a stockholder that owns fewer than 2,100 shares of pre-Reverse Split Common Stock) will be treated as having such shares redeemed in a taxable Reverse/Forward Stock Split governed by Section 302 of the Code and, depending on a stockholder’s situation, the Reverse/Forward Stock Split will be taxed as either:

■	A sale or exchange of the redeemed shares, in which case the stockholder will recognize gain or loss equal to the difference between the cash payment and the stockholder’s tax basis for the redeemed shares; or

■	A cash distribution which is treated: (i) first, as a taxable dividend to the extent of allocable earnings and profits, if any; (ii) second, as a tax-free return of capital to the extent of the stockholder’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares.

Under Section 302 of the Code, a redemption of shares from a stockholder as part of the Reverse/Forward Stock Split will be treated as a sale or exchange of the redeemed shares if (i) the Reverse/Forward Stock Split results in a “complete termination” of such stockholder’s interest in On-Air Impact, Inc., (ii) the receipt of cash is “substantially disproportionate” with respect to the stockholder, or (iii) the receipt of cash is “not essentially equivalent to a dividend” with respect to the stockholder.

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These three tests (the “Section 302 Tests”) are applied by taking into account not only shares that a stockholder actually owns, but also shares that the stockholder constructively owns pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, a stockholder is deemed to constructively own shares owned by certain related individuals and entities in which the stockholder has an interest in addition to shares directly owned by the stockholder. For example, an individual stockholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents (“family attribution”). In addition, a stockholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the stockholder has a beneficial interest, by partnerships in which the stockholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such stockholder. Similarly, shares directly or indirectly owned by beneficiaries of estates of certain trusts, by partners of partnerships and, under certain circumstances, by stockholders of corporations may be considered owned by these entities (“entity attribution”). A stockholder is also deemed to own shares which the stockholder has the right to acquire by exercise of an option or by conversion or exchange of a security. Constructively owned shares may be reattributed to another taxpayer. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to another taxpayer through family attribution.

A stockholder who receives cash in the Reverse/Forward Stock Split (i.e., owns fewer than 2,100 shares of pre-Reverse Split Common Stock) and does not constructively own any shares of post-split Common Stock will have his or her interest in On-Air Impact, Inc. completely terminated by the Reverse/Forward Stock Split and will therefore receive sale or exchange treatment on his or her pre-Reverse Split Common Stock. That is, such a stockholder will recognize gain or loss equal to the difference between the cash payment and the stockholder’s tax basis for his or her shares of pre-Reverse Split Common Stock.

A stockholder who receives cash in the Reverse/Forward Stock Split and would only constructively own shares of post-split Common Stock as a result of family attribution may be able to avoid constructive ownership of the shares of post-split Common Stock by waiving family attribution and, thus, be treated as having had his or her interest in On-Air Impact, Inc. completely terminated by the Reverse/Forward Stock Split. Among other things, waiving family attribution requires (i) that the stockholder have no interest in On-Air Impact, Inc. (including as an officer, director, employee or stockholder) other than an interest as a creditor and does not acquire such an interest during the ten-year period immediately following the Reverse/Forward Stock Split other than stock acquired by bequest or inheritance, and (ii) including an election to waive family attribution in the stockholder’s tax return for the year in which the Reverse/Forward Stock Split occurs. Stockholders should consult their tax advisors as to whether such an election is available and, if so, whether such an election is desirable.

A stockholder who receives cash in the Reverse/Forward Stock Split and immediately after the Reverse/Forward Stock Split constructively owns shares of post-split Common Stock must compare (i) his, her or its percentage ownership immediately before the Reverse/Forward Stock Split (i.e., the number of voting shares actually or constructively owned by him, her or it immediately before the Reverse/Forward Stock Split divided by the number of voting shares outstanding immediately before the Reverse/Forward Stock Split) with (ii) his, her or its percentage ownership immediately after the Reverse/Forward Stock Split (i.e., the number of voting shares constructively owned by his, her or it immediately after the Reverse/Forward Stock Split divided by the number of voting shares outstanding immediately after the Reverse/Forward Stock Split).

If the stockholder’s post-Reverse/Forward Stock Split ownership percentage is less than 8% of the stockholder’s pre-Reverse/Forward Stock Split ownership percentage, the receipt of cash is “substantially disproportionate” with respect to the stockholder, and the stockholder will, therefore, receive sale or exchange treatment on the portion of his, her or its shares of pre-Reverse Split Common Stock exchanged for cash in lieu of fractional shares.

If the receipt of cash by a stockholder fails to constitute an “exchange” under the “substantially disproportionate” test or the “complete termination” test, the receipt of cash may constitute an “exchange” under the “not essentially equivalent to a dividend” test. The receipt of cash by a stockholder will be “not essentially equivalent to a dividend” if the Reverse/Forward Stock Split results in a “meaningful reduction” of the stockholder’s proportionate interest in On-Air Impact, Inc. If (i) the stockholder exercises no control over our affairs (e.g., is not an officer, director or high ranking employee), (ii) the stockholder’s relative stock interest in On-Air Impact, Inc. is minimal, and (iii) the stockholder’s post-Reverse/Forward Stock Split ownership percentage is less than the stockholder’s pre-Reverse/Forward Stock Split ownership percentage, the receipt of cash will generally not be essentially equivalent to a dividend with respect to the stockholder and the stockholder will, therefore, receive sale or exchange treatment on the portion of his, her or its shares of pre-Reverse Split Common Stock exchanged for cash in lieu of fractional shares.

In all other cases, cash in lieu of fractional shares received by a stockholder who immediately after the Reverse/Forward Stock Split constructively owns shares of post-split Common Stock will be treated (i) first, as a taxable dividend to the extent of allocable earnings and profits, if any, (ii) second, as a tax-free return of capital to the extent of the stockholder’s tax basis in the redeemed shares, and (iii) finally, as gain from the sale or exchange of the redeemed shares.

Amounts treated as gain or loss from the sale or exchange of redeemed shares will be capital gain or loss, and if the shares have been held for more than one year, the gain or loss will be long-term capital gain or loss. The amount of any gain or loss, and whether the gain or loss is long-term, must be determined separately with respect to different blocks of stock held by a stockholder. For U.S. taxpayers other than corporations, net long-term capital gain from the sale of shares held for more than one year is taxed at a maximum federal income tax rate of 15%. The deductibility of a capital loss is subject to certain limitations.

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Amounts treated as a taxable dividend are generally ordinary income to the recipient; however, under current law, “qualified dividend income” received by a U.S. taxpayer other than a corporation is subject to a maximum federal income tax rate of 15%, provided that certain holding period and other requirements are met. We recommend that stockholders consult their own tax advisors regarding the applicability of the reduced tax rates to the portion of the redemption proceeds, if any, that is treated as a dividend. If the redemption proceeds are treated as dividend income to a particular stockholder but do not constitute “qualified dividend income,” then such dividend income will be taxable to the stockholder as regular ordinary income (at federal tax rates as high as 35%). A corporate taxpayer (other than an S corporation) may be allowed a dividend received deduction subject to applicable limitations and other special rules.

Backup Tax Withholding

We are required to furnish to the holders of Common Stock, other than corporations and other exempt holders, and to the IRS, information with respect to dividends paid on the Common Stock. You may be subject to backup withholding with respect to proceeds received from a disposition of the shares of Common Stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you (i) fail to furnish your taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number; (ii) furnish an incorrect TIN; (iii) are notified by the IRS that you have failed to properly report payments of interest or dividends; or (iv) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your United States federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Regulatory Approvals

Other than approval by our Board and stockholders of the Reverse Split Amendment and the Distribution Amendment, which have been obtained, neither the Reverse Split Amendment nor the Distribution Amendment is subject to any regulatory approvals.

Vote Required

We are required to obtain the approval of stockholders holding a majority of our outstanding shares of Common Stock and all shares of our Series A Preferred Stock, voting together as a single class. We have received the written consent of stockholders holding approximately 70.7% of our outstanding shares of Common Stock and Series A Preferred Stock, voting together as a single class. No special meeting of stockholders is required under Nevada law, because the requisite vote for adoption of the Distribution Amendment and Reverse Split Amendment have been obtained and the vote of other stockholders is not necessary.

DESCRIPTION OF THE REVERSE/FORWARD STOCK SPLIT

The Reverse/Forward Stock Split includes both the Reverse Split and the Forward Split of our Common Stock. The Reverse Split is expected to occur on or about the 20th calendar day following the date this Information Statement is first mailed to our stockholders and the Forward Split is expected to occur immediately following the Reverse Split. The Reverse/Forward Stock Split has been approved by the Board. The Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the Effective Date.

Upon consummation of the Reverse Split, each registered stockholder on the Effective Date will receive one share of Common Stock for each 2,100 shares of Common Stock held in its account immediately prior to the Effective Date. If a registered stockholder holds 2,100 or more shares of Common Stock in its account, any fractional share in such account will not be cashed out after the Reverse Split and the total number of shares held by such holder will not change as a result of the Reverse/Forward Stock Split. Such holders will not need to exchange or return any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates. Any registered stockholder who holds fewer than 2,100 shares of Common Stock in its account immediately prior to the Effective Date will receive a cash payment of $0.20 per pre-Reverse Split share instead of fractional shares. In connection with the Forward Split, all registered stockholders holding at least 2,100 shares prior to the Reverse Split will receive 2,100 shares of Common Stock for every one share of Common Stock they held following the Reverse Split.

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We intend for the Reverse/Forward Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees. A stockholder holding fewer than 2,100 shares of Common Stock in street name who wants to receive cash in the Reverse/Forward Stock Split should instruct its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name in a timely manner and in any event prior to the Effective Date to ensure that such stockholder will be considered a holder of record prior to the Effective Date. A stockholder holding fewer than 2,100 shares of Common Stock in street name through a nominee who does not transfer shares into a record account prior to the Effective Date may not have its shares cashed out in connection with the Reverse/Forward Stock Split. For instance, a stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 2,100 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions in a timely manner to the Exchange Agent. Stockholders may continue to sell their shares of our Common Stock on the OTC Bulletin Board until the Effective Date.

FINANCING OF THE REVERSE/FORWARD STOCK SPLIT

The costs of the Reverse/Forward Stock Split and related fees and expenses will be paid out of cash on-hand.

COSTS OF THE REVERSE/FORWARD STOCK SPLIT

The following is an estimate of the costs incurred or expected to be incurred by us in connection with the Reverse/Forward Stock Split. Final costs of the Reverse/Forward Stock Split may be more or less than the estimates shown below. We will be responsible for paying these costs.

Fractional share purchase costs	$3,800.00
Legal fees	1,000.00
Transfer and exchange agent fees	255.00
Total	$5,055.00

INTERESTS OF CERTAIN PERSONS

None of our directors or executive officers shall have his Common Stock cashed-out as a result of the Reverse/Forward Stock Split. The Reverse/Forward Stock Split will increase the percentage of beneficial ownership of each of our officers, directors and major stockholders due to the fact that the number of shares outstanding will decrease.

FINANCIAL STATEMENTS

Stockholders should refer to the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Financial Statements and Supplementary Data” set forth in our annual report on Form 10-K for the fiscal year ended April 30, 2010 (the “Most Recent Form 10-K”) to learn more about us and our financial results and condition, as expressed in our audited financial statements for our two most recent fiscal years. The information contained in the Most Recent Form 10-K under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Financial Statements and Supplementary Data” is incorporated herein by reference.

Stockholders should refer to the sections entitled “Financial Statements (Unaudited)” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our quarterly report on Form 10-Q for the quarter ended November 30, 2012 (the “Most Recent Form 10-Q”) to learn more about us and our financial results and condition, as expressed in our most recent unaudited consolidated balance sheets and our unaudited consolidated statements of operations and cash flows for the three and six months ended November 30, 2012 and 2011. The information contained in the Most Recent Form 10-Q under the captions “Financial Statements (Unaudited)” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

These incorporated documents are available without charge to stockholders upon written or oral request to us. Please see the caption “Available Information” below for information on requesting these documents.

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APPRAISAL RIGHTS

Pursuant to Section 78.207 of the Nevada Revised Statutes, stockholders who would be cashed-out in the Reverse/Forward Stock Split are entitled to dissent and may elect to have us purchase pre-Reverse Split shares that would become fractional shares as a result of the Reverse Split for a cash price that is equal to the “fair value” of such shares, as determined in a judicial proceeding in accordance with the provisions of Chapter 92A of the Nevada Revised Statutes (“Chapter 92A”). The fair value of the shares of any stockholder means the value of such shares immediately before the effectuation of the Reverse Split, excluding any appreciation or depreciation in anticipation of the Reverse Split, unless exclusion of any appreciation or depreciation would be inequitable.

Chapter 92A is set forth in its entirety in APPENDIX C to this Information Statement. If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review APPENDIX C. If you fail to comply with the procedures specified in Chapter 92A in a timely manner, you may lose your dissenters’ rights. Because of the complexity of those procedures, you should seek the advice of counsel if you are considering exercising your dissenters’ rights.

Stockholders who perfect their dissenters’ rights by complying with the procedures set forth in Chapter 92A will have the fair value of their shares determined by a Nevada state court and will be entitled to receive a cash payment equal to such fair value. Any such judicial determination of the fair value of shares could be based upon any valuation method or combination of methods the court deems appropriate. The value so determined could be more or less than the $0.20 per pre-Reverse Split share to be paid in connection with the Reverse Split. In addition, stockholders who invoke dissenters’ rights may be entitled to receive payment of a fair rate of interest from the effective time of the transaction on the amount determined to be the fair value of their shares.

Within 10 days after the effectuation of the Reverse Split, we will send a written notice (“Dissenters’ Rights Notice”) to all of our stockholders entitled to dissenters’ rights. The Dissenters’ Rights Notice will be accompanied by (i) a form for demanding payment from us that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenters’ rights to certify whether or not they acquired beneficial ownership of the shares before that date; (ii) a copy of the provisions of Chapter 92A; and (iii) a brief description of the procedures that a stockholder must follow to exercise dissenters’ rights.

In order to maintain eligibility to exercise dissenters’ rights under Chapter 92A, you must take the following actions within 30 days of the date that the Dissenters’ Rights Notice was delivered: (i) deliver a written demand for payment on the form provided in the Dissenters’ Rights Notice; (ii) certify whether you acquired beneficial ownership of the shares before the date set forth in the Dissenters’ Rights Notice; and (iii) deliver the certificates representing the dissenting shares to us.

Within 30 days after receipt of a demand for payment, we must pay each dissenter who complied with the provisions of Chapter 92A the amount we estimate to be the fair value of such shares, plus interest from the Effective Date. The payment will be accompanied by the following: (i) our financial statements for the year ended May 31, 2012 and the most recent interim financial statements; (ii) a statement of our estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter’s right to demand payment for the difference between our estimate of the fair value of the shares and the stockholder’s estimate of the fair value of the shares; and (v) a copy of Chapter 92A. If we do not deliver payment within 30 days of receipt of the demand for payment, the dissenting stockholder may enforce the dissenter’s rights by commencing an action in the County of Carson City, Nevada or if the dissenting stockholder resides or has its registered office in Nevada, in the county where the dissenter resides or has its registered office.

If a dissenting stockholder disagrees with the amount of our payment, the dissenting stockholder may, within 30 days of such payment (i) notify us in writing of the dissenting stockholder’s own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate, less any payments made by us; or (ii) reject our offer if the dissenting stockholder believes that the amount offered by us is less than the fair value of the dissenting shares or that the interest due is incorrectly calculated. If a dissenting stockholder submits a written demand as set forth above and we accept the offer to purchase the shares at the offer price, then the stockholder will be sent a check for the full purchase price of the shares within 30 days of acceptance.

If a demand for payment remains unsettled, we must commence a proceeding in the County of Carson City, Nevada district court within 60 days after receiving the demand. Each dissenter who is made a party to the proceeding shall be entitled to a judgment in the amount, if any, by which the court finds the fair value of the dissenting shares, plus interest, exceeds the amount paid by us. If a proceeding is commenced to determine the fair value of the Common Stock, the costs of such proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court, shall be assessed against us, unless the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable against us if the court finds that (i) we did not comply with Chapter 92A; or (ii) against either us or a dissenting stockholder, if the court finds that such party acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Chapter 92A.

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A person having a beneficial interest in shares that are held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act to cause the record holder to follow the requisite steps properly and in a timely manner to perfect dissenters’ rights of appraisal. If the shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depository or other nominee, the written demand for dissenters’ rights of appraisal must be executed by or for the record owner. If shares are owned of record by more than one person, as in joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal for a stockholder of record, provided that the agent identifies the record owner and expressly discloses, when the demand is made, that the agent is acting as agent for the record owner. If a stockholder owns shares through a broker who in turn holds the shares through a central securities depository nominee such as CEDE & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder of such shares.

A record holder, such as a broker, fiduciary, depository or other nominee, who holds shares as a nominee for others, will be able to exercise dissenters’ rights of appraisal with respect to the shares held for all or less than all of the beneficial owners of those shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by the demand.

The foregoing summary of the rights of dissenting stockholders under Chapter 92A does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise any dissenters’ rights of appraisal available under Chapter 92A. The preservation and exercise of dissenters’ rights of appraisal require strict adherence to the applicable provisions of Chapter 92A, and the foregoing summary is qualified in its entirety by reference to APPENDIX C to this Information Statement.

Security Ownership of Certain Beneficial Owners And Management

The following table sets forth information regarding the beneficial ownership of issued and outstanding shares of our Common Stock as of January 15, 2013 by (i) each person known by us to beneficially own more than 5% of the outstanding shares of our voting capital stock; (ii) each of our directors and executive officers, and each associate and majority-owned subsidiary of those persons; and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, the address of the beneficial owner is c/o On-Air Impact, Inc., 130 Maple Avenue, Suite 6D, Red Bank, NJ 07701.

Name of Beneficial Owner	Amount of Beneficial Ownership of Common Stock		Percent of Class of Common Stock (1)	Amount of Beneficial Ownership of Series A Preferred Stock		Percent of Class of Series A Preferred Stock (2)
Dorothy Whitehouse Chief Executive Officer, President and Director	10,001,000	(3)	98.6%	0		0%
Edward Whitehouse Secretary, Treasurer and Director	10,001,000	(4)	98.6%	0		0%
Virginia K. Sourlis 130 Maple Avenue Suite 9B2 Red Bank, NJ 07701	25,000	*		4,000,000	(5)	100%
All Officers and Directors as a group (2 persons)	10,016,000		98.6%	0		0%

*Represents less than 1%

(1)	Based on 10,142,500 shares of Common Stock issued and outstanding.
(2)	Based on 4,000,000 shares of Series A Preferred Stock issued and outstanding.
(3)	Jointly held with Edward Whitehouse, Dorothy’s husband.
(4)	Jointly held with Dorothy Whitehouse, Edward’s wife.
(5)	The Series A Preferred Stock vote with the Common Stock, as one class, on one-for-one pre-converted basis.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. In addition, Section 13(d) of the Exchange Act requires persons who acquire more than 5% of a registered class of our Common Stock to file reports of ownership and reports of changes in ownership and other information with the Securities and Exchange Commission. These officers, directors and stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all reports that they file.

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Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that all filing requirements applicable to our officers, directors and greater than 10% beneficial owners have been satisfied.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have the power to indemnify our directors and officers to the fullest extent provided by Nevada law. Pursuant to Nevada law, a corporation may indemnify its officers and directors, provided that such person actions: (i) did not constitute a breach of his fiduciary duties as a director or officer; and did not involve intentional misconduct, fraud or a knowing violation of law; and (ii) were conducted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, our Bylaws provide that our directors and officers shall be indemnified and held harmless to the fullest extent legally permissible under Nevada law. Such right of indemnification is a contract right which may be enforced in any manner desired by the person being indemnified and is not exclusive of any other indemnification right that such person may have or thereafter acquire.

The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with On-Air Impact, Inc.

There is no pending litigation or proceeding involving a director, officer, employee or other agent of ours as to which indemnification is being sought nor are we are aware of any pending litigation that may result in claims for indemnification by any director, officer, employee or other agent.

AVAILABLE INFORMATION

Copies of our most recent 10-K and our Most Recent Form 10-Q are available for inspection and copying at our principal executive offices during regular business hours by any stockholder. We are currently subject to the information requirements of the Exchange Act and file periodic reports and other information with the Commission. These materials, including our most recent Form 10-K and our Most Recent Form 10-Q, can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Some of this information may also be accessed through the Commission’s Internet website at www.sec.gov. Our Common Stock trades on the OTC Bulletin Board under the symbol “OAIR.”

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APPENDIX A

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

1. Name of Corporation: On-Air Impact, Inc.

2. The articles have been amended as follows:

The following Article 9 is hereby added to the Articles of Incorporation of the Corporation:

ARTICLE 9

DISTRIBUTIONS

Pursuant to Section 78.288 of the Nevada Revised Statutes, the Corporation shall be entitled to make distributions to the fullest extent permitted by Nevada law. The Board of Directors may authorize and the Corporation may make distributions to its stockholders in specific instances where the Corporation’s total assets are less than the sum of its total liabilities plus the amount that would be needed, if the Corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders who preferential rights are superior to those receiving the distribution.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 70.7%

4. Effective date of filing: February ____, 2013.

5. Signature:

/s/ Dorothy A. Whitehouse
Dorothy A. Whitehouse
President and Chief Executive Officer

A-1

APPENDIX B

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

1. Name of Corporation: On-Air Impact, Inc.

2. The articles have been amended as follows:

Article 4 is hereby amended by adding the following as the last paragraph of Article 4:

Immediately upon the effectiveness of this Amendment to the Corporation’s Articles of Incorporation pursuant to the Nevada Revised Statutes (the “Effective Time”), each two thousand one hundred (2,100) issued and outstanding shares of the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”), shall be recombined, reclassified and converted into one (1) new share of Common Stock, as constituted following the Effective Time. Instead of issuing fractional shares to stockholders owning fewer than 2,100 shares of Common Stock immediately prior to the Effective Time, such fractional shares shall be canceled and converted into the right to receive a cash payment equal to $0.20 per one pre-reverse split share and those holders owning fewer than 2,100 shares of Common Stock immediately prior to the Effective Time of this Amendment will no longer be stockholders of the Corporation (the “Cash Out”). Immediately prior to the Effective Time, there were 10,142,500 shares of Common Stock issued and outstanding and as a result of this Amendment, there will be approximately 4,820.7142 shares of Common Stock issued and outstanding, after giving effect to the Cash Out. Following the Effective Time, the authorized shares of Common Stock shall remain 100,000,000 and the par value of the Common Stock shall remain $0.0001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 70.7%

4. Effective date of filing: February ____, 2013 at 7:00 P.M. Eastern Time.

5. Signature:	/s/ Dorothy A. Whitehouse

B-1

APPENDIX C

CHAPTER 92A OF THE NEVADA REVISED STATUTES

Nev. Rev. Stat. Ann. § 92A(2010)

92A.300. Definitions.

As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

92A.305. “Beneficial stockholder” defined.

“Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

92A.310. “Corporate action” defined.

“Corporate action” means the action of a domestic corporation.

92A.315. “Dissenter” defined.

“Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

92A.320. “Fair value” defined.

“Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1. Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3. Without discounting for lack of marketability or minority status.

92A.325. “Stockholder” defined.

“Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

92A.330. “Stockholder of record” defined.

“Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

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92A.335. “Subject corporation” defined.

“Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

92A.340. Computation of interest.

Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

92A.350. Rights of dissenting partner of domestic limited partnership.

A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

92A.360. Rights of dissenting member of domestic limited-liability company.

The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

92A.370. Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

92A.380. Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

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(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of fractional shares except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

3. From and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented.

92A.390. Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series provide otherwise.

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2. The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

(b) The day before the effective date of such corporate action if there is no meeting of stockholders.

3. Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

4. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5. There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

92A.400. Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

92A.410. Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.

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2. If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

92A.420. Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

(b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2. If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

92A.430. Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.

2. The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

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92A.440. Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1. A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2. If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3. Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4. A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5. The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

92A.450. Uncertificated shares: Authority to restrict transfer after demand for payment.

The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

92A.460. Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation’s principal office is located;

(b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

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The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares; and

(c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

92A.470. Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1. A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3. Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4. Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

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92A.480. Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2. A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

92A.490. Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2. A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in the State, it shall commence the proceeding in the county where the principal office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located. If the principal office of the subject corporation and the domestic corporation merged with or whose shares were acquired is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

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92A.500. Assessment of costs and fees in certain legal proceedings.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

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